Exhibit 99.1

Industrea Acquisition Corp. Stockholders Approve business combination with Concrete Pumping Holdings, Inc.

New York, New York, December 4, 2018 — Industrea Acquisition Corp. (“Industrea” or the “Company”) (Nasdaq: INDU) today announced that its stockholders have voted to approve its previously announced business combination (the “Business Combination”) with Concrete Pumping Holdings, Inc. (“CPH”). The stockholders of Industrea also voted to approve all of the other proposals that came before the special meeting held today. The final voting results indicate that 97.33% of votes cast were in favor of the Business Combination, representing 71.96% of all outstanding shares as of the October 17, 2018 record date. The final vote results will be filed on a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

As previously announced, the Business Combination is expected to close on or about December 6, 2018, subject to the satisfaction of certain customary closing conditions.

Upon consummation of the Business Combination, both CPH and Industrea will become wholly-owned subsidiaries of a newly formed holding company that will be named “Concrete Pumping Holdings, Inc.” and whose common stock and warrants are expected to be listed on The Nasdaq Capital Market under the symbols “BBCP” and “BBCPW,” respectively.

About Industrea Acquisition Corp.

Industrea Acquisition Corp. is a special purpose acquisition company formed by an affiliate of Argand Partners for the purpose of entering into a merger, stock purchase, or similar business combination with one or more businesses in the industrial sector. Industrea Acquisition Corp. completed its initial public offering in August 2017, raising approximately $230 million in cash proceeds. For more information, please visit www.IndustreaEquity.com.

About Concrete Pumping Holdings, Inc.

CPH is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, operating under the only established, national brands in both markets (Brundage-Bone and Camfaud, respectively). Concrete pumping is a specialized method of concrete placement that requires highly-skilled operators to position a truck-mounted fully-articulating boom for precise delivery of ready-mix concrete from mixer trucks to placing crews on a job site. CPH’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH is also the leading provider of concrete waste management services in the U.S. market, operating under the only established, national brand, Eco-Pan. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of July 31, 2018, CPH provides concrete pumping services in the U.S. from a footprint of 80 locations across 22 states, concrete pumping services in the U.K. from 28 locations, and route-based concrete waste management services from 13 locations in the U.S. For more information, please visit www.concretepumpingholdings.com or CPH’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and CPH’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and CPH’s expectations with respect to future performance and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and CPH’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the Business Combination (the “Merger Agreement”) or could otherwise cause the Business Combination to fail to close; (2) the outcome of any legal proceedings that may be instituted against the Company and CPH following the announcement of the Merger Agreement and the Business Combination; (3) the inability to complete the Business Combination, including due to failure to satisfy conditions to closing in the Merger Agreement; (4) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (5) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on The Nasdaq Stock Market following the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) costs related to the proposed transaction; (9) changes in applicable laws or regulations; (10) the possibility that CPH or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the proposed transaction, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts:

Industrea Acquisition Corp.

Howard Morgan

Chief Executive Officer

(212) 871-1107

Liolios Group, Investor Relations

Cody Slach or Matt Glover

(949) 574-3860

INDU@Liolios.com